Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" and "Financial Information" in the Statement of Additional Information and to the use of our report dated February 18, 2005 with respect to the consolidated financial statements of IDS Life Insurance Company and to the use of our report dated March 31, 2005 with respect to the financial statements of IDS Life Variable Life Separate Account included in Post-Effective Amendment No. 15 to the Registration Statement (Form N-6, No. 333-62457) for the registration of the American Express(R) Succession Select Variable Life Insurance offered by IDS Life Insurance Company.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP

Minneapolis, Minnesota
September 29, 2005